Exhibit 10.21
Date of Grant:
ATMI, INC.
NON-QUALIFIED STOCK OPTION AGREEMENT
1.	Grant of Option.
     ATMI, INC., a Delaware corporation (the “Company”), hereby grants to                      (the “Participant”), an option, pursuant to the Company’s ___Stock Plan (the “Plan”), to purchase an aggregate of                      shares of Common Stock, $.01 par value (“Common Stock”), of the Company at a price of                      per share, purchasable as set forth in and subject to the terms and conditions of this option agreement (this “Agreement”) and the Plan. The date of grant of this option is hereinafter referred to as the “date of grant” and the date ending twelve months thereafter and each subsequent successive twelve-month period is hereinafter referred to as the “first anniversary date,” “second anniversary date,” “third anniversary date,” etc.
2.	Incorporation of Plan.
     All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan, as interpreted by the Board of Directors of the Company or the Compensation Committee of the Board of Directors, shall govern. Except as otherwise provided herein, all capitalized terms used herein but not otherwise defined shall have the respective meanings given to such terms in the Plan.
3.	Exercise of Option and Provisions for Termination.
     (a) Vesting. Except as otherwise provided herein or in the Plan, and subject to the right of cumulation provided herein, this option may be exercised, prior to the tenth anniversary date, as to not more than the following number of shares covered by this option during the respective periods set forth below:
          No shares from and after the date of grant and prior to the first anniversary date;
___shares from and after the first anniversary date and prior to the second anniversary date;
___shares from and after the second anniversary date and prior to the third anniversary date;
___shares from and after the third anniversary date and prior to the fourth anniversary date;
___shares from and after the fourth anniversary date.
     The right of exercise provided herein shall be cumulative so that if this option is not exercised to the maximum extent permissible during any such period it shall be exercisable, in whole or in part, with respect to all shares not so purchased at any time during any subsequent period prior to the expiration or termination of this option. This option may not be exercised at any time after the tenth anniversary date.
     (b) Method of Exercise. Subject to the conditions hereof, this option shall be exercisable from time to time by the Participant giving written notice of exercise to the Company, specifying the number of shares to be purchased and the purchase price to be paid therefor and accompanied by payment in accordance with Section 4 hereof. Such exercise shall be effective upon receipt by the Treasurer of the Company of the written notice together with the required payment. The Participant shall be entitled from time to time to purchase less than the number of shares covered hereby, provided that no partial exercise of this option shall be for less than 10 whole shares.
     (c) Termination of Employment. Except as provided in Section 3(f) below, if the Participant’s employment with the Company or one of its subsidiaries terminates for any reason, other than retirement, change of control, total disability or death, this option shall immediately terminate; provided, however, that any portion of this option which was otherwise exercisable on the date of such termination of employment may be exercised within the three-month period following the date of termination, but in no event after the tenth anniversary date. If the Participant dies during such three-month period, any portion of this option that was exercisable by the Participant on the date of his or her death shall be exercisable by the Participant’s personal representatives, heirs or legatees for the remainder of such three-month period.
     (d) Death. If the Participant dies while an employee or otherwise in the service of the Company or any subsidiary of the Company, any portion of this option that was exercisable by the Participant on the date of death shall be exercisable by the Participant’s personal representatives, heirs or legatees until the tenth anniversary date.
     (e) Retirement/Disability. In the event the Participant’s employment with the Company or one of its subsidiaries terminates by reason of the Participant’s (i) retirement or (ii) total disability, any portion of this option that was exercisable by the Participant on the date of such termination shall be exercisable by the Participant at any time prior to the tenth anniversary date. If the Participant dies before the tenth anniversary date, this option shall be exercisable by the Participant’s personal representatives, heirs or legatees until the tenth anniversary date, to the same extent that the Participant could have exercised this option on the date of his or her death. For purposes of this Section 3(e), “retirement” shall mean the Participant’s voluntary termination of employment with the Company or any subsidiary of the Company at age 62 or above and after a minimum of five years of service as an employee of the Company or any of its subsidiaries, and “total disability” shall mean a disability which, in the reasonable opinion of the Board of Directors, renders the Participant unable or incompetent to carry out the Participant’s duties, responsibilities and assignments for a period of ninety (90) consecutive days.
     (f) Voluntary Termination. In the event of the Participant’s voluntary termination of employment with the Company or any subsidiary of the Company, other than as a result of retirement or total disability, the Board of Directors may, by giving written notice to the Participant, provide that any portion of this option that was otherwise exercisable on the date of termination of the Participant’s employment may be exercised within a one year period following the date on which the Participant ceased to be so employed as set forth in written notice to the Participant, but in no event after the tenth anniversary date. If the Participant dies during such period, this option shall be exercisable by the Participant’s personal representatives, heirs or legatees, to the same extent that the Participant could have exercised this option on the date of his or her death. This option or any unexercised portion hereof shall terminate unless so exercised prior to the expiration of ten years from the date of its grant. In the event that a Participant ceases to be employed by the Company or a Company subsidiary, incurring a termination of employment, and immediately is engaged by the Company or a Company subsidiary as a consultant, any portion of this option that was not exercisable by the Participant on the date of such termination shall immediately terminate on the date of the termination of employment and any portion of this option that was exercisable by the Participant on the date of such termination shall remain exercisable until the date determined under Section 3(c), (d), (e) or (g) hereof, as if the Participant did not incur a termination of employment until the Participant ceases to be a consultant.
     (g) Change in Control. In the event the Participant’s employment with the Company or one of the Company’s subsidiaries terminates by reason of a change of control, any portion of this option that was exercisable by the Participant on the date of such change of control shall be exercisable by the Participant at any time until the date one year after such change of control, but in no event after the tenth anniversary date. If the Participant dies during such one-year period, this option shall be exercisable by the Participant’s personal representatives, heirs or legatees for the remainder of the one-year period, to the same extent that the Participant could have exercised this option on the date of his or her death. The Participant’s employment will have terminated by reason of the change of control if (i) the Participant continues to be engaged as an employee or consultant with a Company subsidiary after the Company ceases to have effective voting control of such subsidiary, or (ii) the Participant ceases to be employed or engaged as a consultant by the Company or a Company subsidiary in connection with the sale or other disposition by the Company of all or substantially all of the assets of a component of the Company or a Company subsidiary, whether such component is a subsidiary, unit, work location, line of business or otherwise. The Committee, in its sole discretion, shall determine whether a Participant’s termination of employment is by reason of a change of control.
     (h) Termination Date. For purposes of this Agreement, the Participant shall be deemed to have a terminated employment or incurred a termination of employment upon (i) the date the Participant ceases to be employed by, or to provide consulting services for, the Company, any Company subsidiary, or any corporation (or any of its subsidiaries) which assumes the Participant’s award in a transaction to which section 424(a) of the Code applies; or (ii) the date the Participant ceases to be a Board member, provided, however, that if the Participant (x), at the time of reference, is both an employee or consultant and a Board member, or (y) ceases to be engaged as an employee, consultant or Board member and immediately is engaged in another of such relationships with the Company or any Company subsidiary (other than an employee who becomes a consultant), the Participant shall not be deemed to have a “termination of employment” until the last of the dates determined pursuant to subparagraphs (i) and (ii) above. The Committee, in its discretion, may determine whether any leave of absence constitutes a termination of employment for purposes of this Agreement and the impact, if any, of any such leave of absence on this option.

4.	Payment of Purchase Price.
     (a) Payment of the purchase price for shares purchased upon exercise of this option shall be made by delivery to the Company of cash or check payable to the order of the Company in an amount equal to the purchase price of such shares, or, if the Participant elects and the Company permits, by delivery of shares of Common Stock of the Company having a fair market value equal in amount to the purchase price of such shares.
     (b) For the purposes hereof, the fair market value of any share of the Company’s Common Stock to be delivered to the Company in exercise of this option shall be determined in good faith by the Board of Directors of the Company, in accordance with the terms of the Plan.
     (c) If the Participant elects to exercise options by delivery of shares of Common Stock of the Company, the certificate or certificates representing the shares of Common Stock of the Company to be delivered shall be duly executed in blank by the Participant or shall be accompanied by a stock power duly executed in blank suitable for purposes of transferring such shares to the Company. Fractional shares of Common Stock of the Company will not be accepted in payment of the purchase price of shares acquired upon exercise of this option.
5.	Delivery of Shares.
     The Company shall, upon payment of the purchase price for the number of shares purchased and paid for, make prompt delivery of such shares to the Participant, provided that if any law or regulation requires the Company to take any action with respect to such shares before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to complete such action. No shares shall be issued and delivered upon exercise of any option unless and until, in the opinion of counsel for the Company, any applicable registration requirements of the Securities Act of 1933, any applicable listing requirements of any national securities exchange on which stock of the same class is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, shall have been fully complied with.
6.	Non-transferability of Option.
     Except as provided in Sections 3(c), 3(d), 3(e), 3(f) and 3(g) hereof, this option is personal and no rights granted hereunder shall be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option or of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this option or such rights, this option and such rights shall become null and void.
7.	No Special Employment Rights.
     Nothing contained in the Plan or this Agreement shall be construed or deemed by any person under any circumstances to bind the Company or any of its subsidiaries to continue the employment or the service of the Participant for the period within which this option may be exercised or prevent the Company or any of its subsidiaries from changing the terms of employment or service of the Participant. However, during the period of the Participant’s employment, the Participant shall render diligently and faithfully the services which are assigned to the Participant from time to time by the Board of Directors or by the executive officers of the Company and its subsidiaries and shall at no time take any action which directly or indirectly would be inconsistent with the best interests of the Company or of its subsidiaries.
8.	Rights as a Stockholder.
     The Participant shall have no rights as a stockholder with respect to any shares which may be purchased by exercise of this option unless and until a certificate or certificates representing such shares are duly issued and delivered to the Participant. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.
9.	Recapitalization.
     In the event that dividends are payable in shares of Common Stock or in the event there are splits, sub-divisions or combinations of shares of Common Stock subsequent to the date of grant, the number of shares subject to this option shall be increased or decreased proportionately, as the case may be, and the number of shares deliverable upon the exercise thereafter of this option shall be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price.
10.	Reorganization.
     In case the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or in case the property or stock of the Company is acquired by any other corporation, or in case of a reorganization or liquidation of the Company, prior to the termination or expiration of this option, this option shall be treated in the manner set forth in Section 10 of the Plan.
11.	Withholding Taxes.
Whenever shares are to be issued upon exercise of this option, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirement prior to the delivery of any certificate or certificates for such shares.
12.	Miscellaneous.
     (a) Except as provided herein, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant.
     (b) All notices under this Agreement shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their names below or at such other address as may be designated in writing by either of the parties to one another.

     (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.
     (d) No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, must be in a writing signed by such party and shall be effective only to the extent specifically set forth in such writing.
     (e) This Agreement contains the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement, including, without limitation, the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter.
     (f) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
     (g) The Participant hereby acknowledges receipt of a copy of the Plan. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Board of Directors and the Compensation Committee in respect of the Plan, this Agreement and the option shall be final and conclusive.
          IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer, and the Participant has hereunto signed this Agreement on his own behalf, thereby representing that he has carefully read and understands this Agreement and the Plan as of the day and year first written above.

ATMI, INC.
By:
Name:
Title:

[Participant]